Exhibit 10(9)

                    GUARANTEE AND CREDIT EXTENSION AGREEMENT

Agreement, dated as of March 31, 2003, (this "Amendment"), between Vincent. DeCrescenzo, Sr. ("VDSr") and Dialog Group, Inc., a Delaware corporation (the "Company")

WHEREAS, Vincent DeCrescenzo, Sr. has allowed DGI and its subsidiaries to maintain credit card balances on his personal credit cards for which he is responsible in the maximum amount $35,000 on his VISA Card issued by Citibank, NA ; and

WHEREAS, unless Vincent DeCrescenzo, Sr. assumed these financial responsibilities on behalf of the Company, the Company's interests would have been severely harmed; and

WHEREAS, the Board of Directors has decided to compensate him for his extensions of credit.

In consideration of Three Hundred Fifty Thousand shares of Company common stock and of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

      3. VDSr agrees to keep the guarantees and credit card availability described above in force and available to the Company until February 28, 2006.

      4. The Company shall issue 350,000 shares of its common stock to VDSr as compensation for the continued financial responsibilities described in section 1.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                         DIALOG GROUP, INC.

                                          By: /s/ Vincent DeCrescenzo, Sr.
                                              -----------------------------
                                              Vincent DeCrescenzo, Sr.,
                                              Executive Vice-President and COO

                                          EMPLOYEE

                                          By: /s/ Peter V. DeCrescenzo
                                              --------------------------
                                              Name:  Peter DeCrescenzo


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